UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 6, 2007

Handleman Company

(Exact Name of Registrant as Specified in Its Charter

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-5225
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.	Financial Information

Item 2.02.	Results of Operations and Financial Condition

On December 6, 2007, Handleman Company issued a press release announcing its results for the second quarter ended October 27, 2007. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Included in Exhibit 99.1 are the non-GAAP measures, (i) Pro-forma loss before income taxes, which reconciles GAAP loss before income taxes to this non-GAAP measure by adjusting for expenses that are not considered on-going in nature; and (ii) the non-GAAP measure, Adjusted EBITDA, which reconciles GAAP computed net loss to this non-GAAP measure by deducting investment income and income tax benefits from GAAP computed net loss, and adding back investment loss, interest expense, income tax expense, depreciation and amortization expense, recoupment of development costs and acquired rights, and loss on disposal of property and equipment to GAAP computed net loss from continuing operations.

The Registrant believes these non-GAAP financial measures provide meaningful, supplemental information to investors regarding its operating performance and liquidity by, for example, excluding certain operating expenses and other income and expense items not related to the Registrant’s on-going operating performance. Furthermore, the Registrant believes that investors benefit from viewing its results “through the eyes of management” in addition to GAAP disclosures. These non-GAAP measures also facilitate management’s internal comparisons to historical performance and liquidity, and the calculation of Adjusted EBITDA is a requirement by the Registrant’s lenders. When certain conditions contained within its lending agreements are not met, this measure is a factor in determining the Registrant’s available borrowing base.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
Exhibit 99.1	Handleman Company’s press release reporting its results for the second quarter ended October 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: December 6, 2007	By:	/s/ Thomas C. Braum, Jr.
	Name:	Thomas C. Braum, Jr.
	Title:	Executive Vice President and Chief Financial Officer